Exhibit 99.1

MIT Holding, Inc. Announces Exclusive Distribution Agreement for Vivathermic Vials with Vivakor, Inc.

Savannah, Georgia, October 13, 2010  -- MIT Holding Inc. (OTCBB:MITD) announces today that it has entered into an exclusive licensing agreement with Vivakor, Inc. (OTCBB:VIVK) to manage the distribution of Vivakor’s patented Vivathermic Vials worldwide.  MIT Holding Inc.’s

Co-Chairman and Co-President, Walter H.C. Drakeford issued the following statement, “MIT Holding Inc. continues forward with its objective and mission of improving the quality of life.  Vivathermic technology is a piece of that objective and adds to our portfolio of technologies as we continue to build shareholder value while improving life.” MIT’s Co-Chairman and Co-President, William Parker adds, “the agreement with Vivakor and the Vivathermic Vials will be a great compliment to MIT’s list of products, which will service the medical community including MIT’s family of companies.”

Vivakor’s Chairman Matt Nicosia adds the following statement to the news, ”This is a great step forward in the distribution of Vivakor technology.  Our Vivathermic vials are the most sensitive vials on the market for biological transportation and storage.  Vivathermic vials are used in all aspects of biological preservation including the most sensitive stem cells.  We envision the demand for Vivathermic vials will continue to increase over the next five years as these vials could become the standard for all biological storage and transportation.  Vivakor searched for a distribution partner that shared its vision, of extending the length and quality of life, which would increase the value of the technology and value to shareholders. This distribution agreement with MIT Holdings Inc. creates a distribution opportunity and a long term commercialization partner for Vivakor Technologies.”

About MIT Holding Inc.

MIT Holding, Inc. (MIT) is a holding company. The Company, through its three wholly owned subsidiaries, distributes wholesale pharmaceuticals, administers intravenous infusions, operates an ambulatory center where therapies are administered, and sells and rents home medical equipment. The Company’s subsidiaries include MIT International Distribution, Inc. (MIT International), Medical Infusion Technologies, Inc. (Infusion), and MIT Ambulatory Care Center, Inc. (Ambulatory). The Company has four principal operating segments: Medical Infusion Technologies (MIT), MIT Wholesale (Wholesale), Durable Medical Equipment (DME) and MIT Ambulatory Care Center (Ambulatory Care). More information can be found at www.mitholdinginc.com.

About Vivakor, Inc.

Vivakor™ is a biomedical/biotechnology company with transdisciplinary research that develops and acquires products in the fields of molecular medicine, electro-optics, biological handling and natural and formulary compounds that extend or improve life. More information can be found about Vivakor at www.vivakor.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements, including, but not limited to, statements regarding MIT's products and their related market potential. Forward-looking statements may be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in MIT's filings with the Securities and Exchange Commission, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. MIT undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.